Exhibit 99.1

November 2014 DELIVERING HIGH PERFORMANCE Andrea K. Tarbox Vice President and CFO

2 FORWARD LOOKING STATEMENTS The information in this presentation and statements made during this presentation may contain certain forward-looking statements within the meaning of federal securities laws. These statements reflect management’s expectations regarding future events and operating performance. These forward-looking statements involve a number of risks and uncertainties. A list of the factors that could cause actual results to differ materially from those expressed in, or underlying, any forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports. The Company disclaims any obligation to revise or update such statements to reflect the occurrence of events after the date of this presentation. This presentation refers to non-U.S. GAAP financial information. A reconciliation of those numbers to U.S. GAAP financial measures is available on the company’s website at KapStonePaper.com under Investors. Forward-Looking Statements Non-GAAP Financial Measures Risk Factors

3 KAPSTONE PROVIDES COMPELLING OPPORTUNITY Rapid Investment Growth $3.0 Billion Market Cap $222 Million $95 M Dividend $2.9 Billion Growth CAGR 43% To co-invest with two successful, veteran entrepreneurs in the paper and packaging segment Roger Stone and Matt Kaplan Collectively, largest shareholders including immediate family Own/control 10% of shares KapStone formed in 2005 Shareholder funds invested 2005 - $120 million from IPO 2007/2009 - $102 million from warrant exercises Dec. 2012 - $95 million special dividend Dec 2013 - 2 for 1 stock dividend

4 THE BUILDING OF KAPSTONE US Corrugated Inc. Purchase Price $332 million 6.4 Xs TTM Adj. EBITDA IP’s kraft paper business Purchase Price $204 million 3.3 Xs TTM Adj. EBITDA MWV’s kraft paper business Purchase Price $466 million 5.8 Xs TTM Adj. EBITDA Jan 1, 2007 Jul 1, 2008 Oct 31, 2011 Longview Fibre Purchase Price $1.025 billion 6.1 Xs TTM Adj. EBITDA(1) Jul 18, 2013 Four major acquisitions since inception Longview acquisition provided scale, resources and a national footprint Enhanced ability to service national and large regional customer base Broader, experienced management team and workforce (1) Longview acquisition at 4.3 Xs based upon annualized adjusted EBITDA since acquisition 2009 2010 2011

5 EXTRAORDINARY GROWTH Rapid cash generation with LTM Adjusted free cash flow through September 2014 of $183 million Debt to EBITDA leverage ratio is rapidly improving (1) 3.80 times - July 18, 2013 (2) 2.40 times - September, 30 2014 (1) Calculated per bank agreement (2) Closing date of Longview acquisition *Analysts’ Consensus

6 RAPIDLY GENERATING CASH Use Source Generated $1.2 billion of cash from operations since inception Sufficient cash to pay off first three acquisitions Net debt at September 30, 2014 was $1.12 billion including: $ 705 million of 5 year term loan A1 $ 340 million of 7 year term loan A2 $ 175 million of receivables borrowings Blended cash interest rate was 1.83 percent at September 30, 2014 Available revolver balance was $395 million and $300 million accordion

KapStone Today

Four paper mills – Total capacity of 2.7 million tons



Longview mill has tremendous fiber flexibility located in excellent wood basket

- 100% virgin to 100% recycled
- 1.15 million ton annual capacity
- Linerboard, kraft paper, and medium
- Excess pulping and recovery capacity of approximately 300,000 tons per year

Charleston, SC and Roanoke Rapids, NC mills are 100% virgin fiber based and are located in excellent wood basket

- 1.315 million ton capacity
- Linerboard, kraft paper, saturating, and Kraftpak

Cowpens, SC recycled fiber mill

- 240,000 ton capacity
- Linerboard and medium

21 converting plants located throughout the U.S.

- 18 bsf of capacity
- Corrugated boxes and sheets



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8 WELL POSITIONED TO MEET OUR CUSTOMERS’ NEEDS

9 PRODUCTS Kraft Containerboard – Approximately 1,700,000 tons per year Wide range of grades and basis weights Ultra high-performance light weight linerboard grades Kraft Papers – Approximately 600,000 tons per year High performance multiwall and various kraft grades Only US producer of extensible (high performance) grades DuraSorb (Saturating Kraft) – Approximately 250,000 tons per year Used in various high pressure laminates including furniture, countertops, and flooring Kraftpak – Approximately 120,000 tons per year A virgin fiber, unbleached, uncoated folding carton board Corrugated Packaging - Approximately 12 billion square feet (860,000 tons) per year Corrugated boxes and sheets

TRANSITIONING FROM INTEGRATION TO OPTIMIZATION

Focused strategic plan - Significant potential to improve cost structure while making meaningful productivity gains with capital and non-capital initiatives

Developed long-term discretionary CAPEX plan focused on fast-return projects

Recently Completed Projects

- Charleston PM #3 (Feb. '14) -$29 million project
  - Estimated simple payback of less than two years
  - Capable of highly efficient production of virgin high performance ultra light-weight linerboard grades
- Longview PM #10 (Apr.'14) - $16 million project
  - Estimated simple payback of two years
  - Capable of highly efficient production of virgin high performance ultra light-weight linerboard grades

Implementation of non-capital project

- Voluntary separation program at southeast mill system
  - 44 employees are expected to take advantage of the program started in Q2 2014 to be completed by year end
  - Estimated benefits up to $6 million annually with a simple payback of 1.7 years

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11 OPPORTUNITY IN IMPROVING SECTOR Significant industry consolidation Divestment of trees Supply and demand are in balance resulting in manageable inventory levels Good industry operating rates High entry costs and onerous permitting hurdles limit new virgin capacity New recycled capacity strains OCC supply demand balance Anticipate increased demand as worldwide economies improve Strong Fundamentals for New Containerboard Industry Structure

12 THE BEST IS YET TO COME 12 FOR VALUE CREATION & EARNINGS GROWTH Well-positioned in highly desirable containerboard market with compelling industry fundamentals High proportion of virgin fiber capacityCapable of producing significant quantities of ultra performance linerboard More than ample growth opportunities Value-adding acquisitions Dynamic combination of legacy KapStone and Longview expected to produce substantial operating benefits far in excess of the $20 million synergies identified to date Revenue and profit growth from increasing utilization of converting facilities Opportunity to quickly de-lever due to strong free cash flow

Continue to grow our business profitably by opportunistically investing in brown paper and packaging assets Maximize capital returns Optimizing operations of acquired companies Focusing on cash generation Think big, act small 13 KAPSTONE’S GUIDING PRINCIPLES & RESULTS Results Delivering High Performance Comparison of 5 Year Cumulative Total Return Assumes Initial Investment of $100

Summary of Key Assumptions for 2015 14 Pricing Full realization of 2014 $50 per ton kraft paper price increase ($10 million over 2014) FX impact on euro based saturating kraft sales Sales volume Continued favorable trend for corrugated products Lower third party containerboard shipments to meet internal demand Outages – Similar in total to 2014 (2015 includes CH1 and LV 11 upgrades) Inflation Increased fiber and labor costs Depreciation up due to 2014 capital investments Lower energy costs Productivity Full year benefit from 2014 machine upgrades (CH3 and LV10) Voluntary separation plan about $3 million Longview acquisition synergies Interest on debt - Full year of savings from receivables securitization and leverage ratio improvement Income taxes – Book and cash tax rates will approximate 35 percent